Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter 2017 Financial Results

ATLANTA, April 26, 2017 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the first quarter ended March 31, 2017.

“We delivered another solid quarter, increasing revenue from continuing operations by 9.3% on a year-over-year constant dollar basis, as we continued to execute on our long-term strategy. Importantly, our largest business, retail recovery audit, had its fourth consecutive quarter of year-over-year revenue growth on a constant dollar basis. In addition, our adjacent services revenue increased by over 200% on a year-over-year constant dollar basis,” said Ron Stewart, president and chief executive officer of PRGX.

“In February, we successfully closed the acquisition of Cost & Compliance Associates and have made excellent progress integrating their team into our organization. We also recently announced the release of our PRGX OPTIX™ analytics suite and are very pleased with the level of interest from our client base,” continued Stewart.

“Based on our Q1 results and strong momentum, we remain confident that we will meet our previous 2017 guidance of year-over-year double digit revenue and Adjusted EBITDA growth on a constant dollar basis,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended March 31, 2017

Consolidated revenue from continuing operations for the first quarter of 2017 was $33.6 million, compared to $31.2 million for the same period last year, an increase of 7.5%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 9.3% in the first quarter of 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 6.2% in the first quarter of 2017 compared to the same period in 2016. On a constant dollar basis, first quarter 2017 revenue from the Adjacent Services segment was $1.4 million, an increase of 236.0% compared to the same period in 2016.

Total cost of revenue from continuing operations for the first quarter of 2017 was $23.0 million, or 68.6% of revenue, compared to $21.6 million, or 69.3% of revenue, in the same period last year, a 0.7% improvement.

SG&A expenses from continuing operations for the first quarter of 2017 were $10.5 million, compared to $8.8 million in the prior year period. The increase in SG&A expenses was primarily attributable to Lavante operating costs that were not in the prior year, and increased stock-based compensation.

Consolidated net loss from continuing operations for the first quarter of 2017 was $1.8 million, or $0.08 per basic and diluted share, compared to a net loss of $0.1 million, or $0.00 per basic and diluted share, for the same period in 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first quarter of 2017 was $2.1 million, or 6.4% of revenue, compared to Adjusted EBITDA of $2.0 million, or 6.5% of revenue, in the first quarter 2016. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

On February 23, 2017, the Company announced that it had completed its acquisition of substantially all of the assets of Cost & Compliance Associates (C&CA), a commercial Recovery Audit and Contract Compliance firm with operations in the US and the UK. The results of C&CA operations subsequent to the acquisition date have been included in first quarter operating results.

Cash Flow and Liquidity

Net cash used by operating activities for the first quarter of 2017 was $3.3 million, compared to $4.9 million of cash provided by operating activities in the first quarter of the prior year.

At March 31, 2017, the Company had unrestricted cash and cash equivalents of $11.6 million, and borrowings of $13.6 million against its $20.0 million revolving credit facility.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of March 31, 2017, the Company has repurchased 8.6 million shares, or 28.7% of its common stock outstanding on the date of the announcement. No repurchases of stock were made during the first quarter of 2017. As of April 20, 2017, the Company had approximately 22.1 million shares of common stock outstanding.

First Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2017 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 10006589.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2017. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the Company’s progress in integrating recent acquisitions, the level of client interest in the PRGX OPTIX analytics suite, and the Company’s expectations regarding its ability to achieve its 2017 guidance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2017. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months
	Ended March 31,
	2017	2016
Revenue	$33,569	$31,233
Operating expenses:
Cost of revenue	23,026	21,646
Selling, general and administrative expenses	10,536	8,848
Depreciation of property and equipment	1,220	1,232
Amortization of intangible assets	722	394

Total operating expenses	35,504	32,120

Operating income (loss)	(1,935)	(887)
Foreign currency transaction (gains) losses on short-term intercompany balances	(552)	(1,007)
Interest expense (income), net	37	(29)
Other (income) loss	(199)	10

Income (loss) from continuing operations before income taxes	(1,220)	139

Income tax expense	627	204

Net income (loss) from continuing operations	$(1,847)	$(65)

Discontinued operations:
Income (loss) from discontinued operations	(336)	(487)
Other (income) loss	—	—
Income tax expense (benefit)	—	—

Net income (loss) from discontinued operations	(336)	(487)
Net income (loss)	$(2,183)	$(552)

Basic earnings (loss) per common share:
Basic from continuing operations	(0.08)	(0.00)
Basic from discontinued operations	(0.02)	(0.02)

Total basic earnings (loss) per common share	(0.10)	(0.02)

Diluted earnings (loss) per common share:
Diluted from continuing operations	(0.08)	(0.00)
Diluted from discontinued operations	(0.02)	(0.02)

Total diluted earnings (loss) per common share	(0.10)	(0.02)

Weighted average common shares outstanding:
Basic	21,945	22,438

Diluted	21,945	22,438

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$11,535	$15,723
Restricted cash	102	47
Receivables:
Contract receivables, net	31,516	31,464
Employee advances and miscellaneous receivables, net	2,020	2,184

Total receivables	33,536	33,648
Prepaid expenses and other current assets	3,291	3,363

Total current assets	48,464	52,781
Property and equipment, net	12,562	12,236
Goodwill	22,364	13,823
Intangible assets, net	10,278	10,998
Deferred income taxes	2,259	2,269
Other assets	894	1,367

Total assets	$96,821	$93,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,250	$7,299
Accrued payroll and related expenses	10,871	13,868
Refund liabilities	7,718	9,230
Short-term debt	13,600	3,600
Other current liabilities	3,497	2,078

Total current liabilities	41,936	36,075
Refund Liabilities	746	804
Other long-term liabilities	2,557	4,205

Total liabilities	45,239	41,084

Shareholders’ equity:
Common stock	221	218
Additional paid-in capital	575,215	575,118
Accumulated deficit	(525,416)	(523,233)
Accumulated other comprehensive income	562	287

Total shareholders’ equity	50,582	52,390

Total liabilities and shareholders’ equity	$95,821	$93,474

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months
	Ended March 31,
	2017	2016
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$(2,183)	$(552)
Income tax expense	627	204
Interest expense (income), net	37	(29)

EBIT	(1,519)	(377)
Depreciation of property and equipment	1,220	1,236
Amortization of intangible assets	722	394

EBITDA	423	1,253
Foreign currency transaction (gains) losses on short-term intercompany balances	(552)	(1,007)
Transformation severance and related expenses	585	537
Other Gains and Losses	(199)	10
Stock-based compensation	1,566	764

Adjusted EBITDA	$1,823	$1,557

Adjusted EBITDA from continuing operations	$2,157	$2,037

Adjusted EBITDA from discontinued operations	$(334)	$(480)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,183)	$(552)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,944	1,644
Stock-based compensation expense	1,566	773
Foreign currency transaction (gains) losses on short-term intercompany balances	(552)	(1,007)
Decrease in receivables	2,037	3,083
Decrease in accounts payable, accrued payroll and other accrued expenses	(4,155)	1,355
Other, primarily changes in assets and liabilities	(1,998)	(378)

Net cash provided by operating activities	(3,341)	4,918

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,500)	(1,023)
Business Acquisition	(10,140)	—

Net cash used in investing activities	(11,640)	(1,023)

Cash flows from financing activities:
Repurchase of common stock	—	(2,624)
Borrowing under line of credit	10,000	—
Other, net	382	84

Net cash (used in) provided by financing activities	10,382	(2,540)

Effect of exchange rates on cash and cash equivalents	411	(778)

Net (decrease) increase in cash and cash equivalents	(4,188)	577
Cash and cash equivalents at beginning of period	15,723	15,122

Cash and cash equivalents at end of period	$11,535	$15,699

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016	Change
Revenue
Recovery Audit Services - Americas	$24,383	$21,567	$2,816
Recovery Audit Services - Europe/Asia-Pacific	7,831	9,249	(1,418)
Adjacent Services	1,355	417	938

Total	$33,569	$31,233	$2,336

Cost of revenue
Recovery Audit Services - Americas	$15,278	$14,324	$(954)
Recovery Audit Services - Europe/Asia-Pacific	6,186	6,112	(74)
Adjacent Services	1,562	1,210	(352)

Total	$23,026	$21,646	$(1,380)

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,043	$2,139	$96
Recovery Audit Services - Europe/Asia-Pacific	1,347	1,530	183
Adjacent Services	1,171	120	(1,051)
Corporate	5,975	5,059	(916)

Total	$10,536	$8,848	$(1,688)

Depreciation of property and equipment
Recovery Audit Services - Americas	$910	$992	$82
Recovery Audit Services - Europe/Asia-Pacific	140	98	(42)
Adjacent Services	170	142	(28)

Total	$1,220	$1,232	$12

Amortization of intangible assets
Recovery Audit Services - Americas	$329	$372	$43
Recovery Audit Services - Europe/Asia-Pacific	—	—	—
Adjacent Services	393	22	(371)

Total	$722	$394	$(328)

Operating income (loss)
Recovery Audit Services - Americas	$5,823	$3,740	$2,083
Recovery Audit Services - Europe/Asia-Pacific	158	1,509	(1,351)
Adjacent Services	(1,941)	(1,077)	(864)
Corporate	(5,975)	(5,059)	(916)

Total	$(1,935)	$(887)	$(1,048)

Adjusted EBITDA
Recovery Audit Services - Americas	$7,138	$5,248	$1,890
Recovery Audit Services - Europe/Asia-Pacific	436	1,677	(1,241)
Adjacent Services	(1,379)	(913)	(466)
Corporate	(4,038)	(3,975)	(63)

Total	$2,157	$2,037	$120

*	The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.